As filed with the Securities and Exchange Commission on May 24, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INNOVIZ TECHNOLOGIES LTD.
(Exact name of Registrant as specified in its charter)

State of Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2 Amal Street Afek Industrial Park Rosh HaAin, Israel	4809202
(Address of Principal Executive Offices)	(Zip Code)

Innoviz Technologies Ltd. 2021 Share Incentive Plan
(Full Title of the Plan)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan J. Maierson Ryan J. Lynch Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 Tel: (713) 546-5400	Joshua G. Kiernan Latham & Watkins LLP 99 Bishopsgate London EC2M 3XF United Kingdom Tel: (+44) (20) 7710-1000	Tuvia J. Geffen, Adv. Naschitz, Brandes, Amir & Co. 5 Tuval Street Tel-Aviv 6789717, Israel Tel: +972 3-623-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

 EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) to register the offer, issuance and sale of an additional 1,014,520  ordinary shares, no par value (“Ordinary Shares’), of Innoviz Technologies Ltd. (the “Company,” the “Registrant,” “we” or “us”) issuable by the Registrant to its and/or its subsidiaries’ officers, employees, directors and consultants under the Innoviz Technologies Ltd. 2021 Share Incentive Plan (the “2021 Plan”).

On April 26, 2021, we filed with the Commission a registration statement on Form S-8 (File No. 333-255511) registering 9,820,588 Ordinary Shares that may be issued under the Innoviz Technologies Ltd. 2016 Share Incentive Plan and 19,510,820 Ordinary Shares that may be issued under the 2021 Plan.

The 2021 Plan provides that the number of Ordinary Shares available for issuance under the 2021 Plan will automatically increase on the first day of each calendar year of 2022 through 2031, to equal to the lesser of (A) 5% of the outstanding shares on the last day of the immediately preceding calendar year and (B) such amount as determined by our board of directors if so determined prior to January 1 of a calendar year; provided, however, that no more than 14,000,000 shares in total may be issued upon the exercise of incentive stock options, or ISOs, under the 2021 Plan.

The purpose of this Registration Statement is for the Registrant to register an additional 1,014,520 Ordinary Shares issuable under the 2021 Plan effective as of January 1, 2022, representing the increase authorized by the board of directors of the Company.

Pursuant to Instruction E of Form S-8, the contents of our prior registration statement on Form S-8 (File No. 333- 255511) are incorporated herein by reference, and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Innoviz Technologies Ltd. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3. Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference information we filed with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

(a)
The Registrant’s Annual Report on Form 20-F for the year ended December 31, 2021 filed with the SEC on March 30, 2022 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	the GAAP financial information contained in the Registrant’s report on Form 6-K furnished to the SEC on May 11, 2022; and

(c)
The description of the Registrant’s Ordinary Shares contained in the Registrant’s registration statement on Form 8-A (File No. 001-40310), filed by the Registrant with the SEC under Section 12(b) of the Exchange Act on April 5, 2021 including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement that indicates that all of the Ordinary Shares offered have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number		Incorporated by Reference			Filed Herewith
	Exhibit Description	Form	Date	Number
4.1	Amended and Restated Articles of Association.	F-3	5/24/22	3.1

4.2	Specimen Ordinary Share Certificate.	F-4/A	2/12/21	4.5

5.1	Opinion of Naschitz, Brandes, Amir & Co., Advocates .				*

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.				*

23.2	Consent of Naschitz, Brandes, Amir & Co., Advocates (included in Exhibit 5.1).				*

24.1	Power of Attorney (included on the signature page of the Registration Statement).				*

99.1	Innoviz Technologies Ltd. 2021 Share Incentive Plan.	20-F	4/21/21	4.4

107	Calculation of Registration Fee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel, on this 24th day of May, 2022.

INNOVIZ TECHNOLOGIES LTD.

By:	/s/ Eldar Cegla
Name: Eldar Cegla
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint each of Omer David Keilaf and Eldar Cegla, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

NAME	POSITION	DATE

/s/ Omer David Keilaf Omer David Keilaf	Chief Executive Officer and Director (Principal Executive Officer)	May 24, 2022

/s/ Eldar Cegla Eldar Cegla	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 24, 2022

/s/ Amichai Steimberg Amichai Steimberg	Director	May 24, 2022

/s/ Aharon Aharon Aharon Aharon	Director	May 24, 2022

/s/ Dan Falk Dan Falk	Director	May 24, 2022

/s/ Ronit Maor Ronit Maor	Director	May 24, 2022

/s/ Orit Stav Orit Stav	Director	May 24, 2022

/s/ James Sheridan James Sheridan	Director	May 24, 2022

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Innoviz Technologies Ltd. has signed this registration statement on May 24, 2022.

By: /s/ Colleen De Vries
Name: Colleen De Vries
Title: SVP on behalf of Cogency Global Inc.